EXHIBIT 23

                                Barry L. Friedman
                           Certified Public Accountant


1582 Tulita Drive                                   Office (702) 361-8414
Las Vegas, NV 89123                                 Fax No. (702) 896-0278


To whom it may concern:                                August 14, 2000

The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of August 14, 2000, on the Financial Statements of BARRINGTON LABORATORIES, INC., as of June 30, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,

/s/ Barry L. Friedman
---------------------------
Barry L. Friedman
Certified Public Accountant


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